UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  October 20, 2023

BITNILE METAVERSE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40701	30-0680177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Pearl Parkway Suite 200, San Antonio, TX 78215

(Address of principal executive offices) (Zip Code)

(800) 762-7293

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BNMV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on August 25, 2023, BitNile Metaverse, Inc., a Nevada corporation (the “Company”), entered into a purchase agreement (the “ELOC Purchase Agreement”) with Arena Business Solutions Global SPC II Ltd on behalf of and for the account of Segregated Portfolio #3 – SPC #3 (the “Investor”).

On October 18, 2023, the Company and the Investor amended the ELOC Purchase Agreement to eliminate the minimum floor price required for submitting a sales notice (the “Amendment”).

The foregoing description of the terms of the ELOC Purchase Agreement and Amendment does not purport to be complete and is qualified in its entirety by the Form 8-K filed on August 25, 2023 and by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
10.1	Amendment No. 1 to Purchase Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

October 20, 2023	BitNile Metaverse, Inc.

	By:	/s/ Henry Nisser
Henry Nisser
President and General Counsel

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